SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15[d] of
                       The Securities Exchange Act of 1934

                          Date of Report: June 04, 2008

                             TECHNICAL VENTURES INC.
                              [Name of Registrant]


         New York                     33-2775-A                 13-3296819
  [State of Incorporation]         [Commission File]          [IRS Ident. No.]


                    2000 NE 22nd St. Wilton Manors, FL. 33305
                    [Address of Principal Executive Offices]

                      Registrant Telephone No. 954/557-2688


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ITEM 5.02 ELECTION OF DIRECTOR; DEPARTURE OF DIRECTOR

(c) On June 1, 2008, Mr. Wally Kralik, Director, of the company placed the name of Mr. Wayne A. Doss forward for nomination to the Board of Directors and appointment as the President and CEO of the company. The Board of Directors unanimously resolved that Mr. Doss be elected to the Board and appointed as the President and CEO of Technical Ventures. Mr. Doss has a 30 year career in the financial and managerial field and has served over 20 years as a CFO and CEO of both Private and Public Companies. Mr. Doss is a graduate from the University of Maryland. He was the President and CEO of Keller Industries and Keller Ladders until the company were sold in 1999. He has consulted for small public companies and recently restored an OTCBB company to its fully reporting status. The primary mission of Mr. Doss is to cure the current delinquency in the financial reporting of the company and restore the company to its fully reporting status over the next 90 days. Additionally, Mr. Doss will close the transaction of the Amfil Technologies Inc. acquisition and insure a smooth transition of this opportunity meeting both financial and regulatory guidelines.

(b) On June 1, 2008, Mr. Wally Kralik and Yarko Mulkewytch, Directors of Technical Ventures Inc. resigned to focus on other interest but will remain on call to assist with the task of restoring the fully reporting status of the company.


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE

On June 4, 2008 the company entered into an agreement with Amfil Technologies Inc., a Private California Company, to acquire its Ozone Technology, certain fixed assets, and the assumption of certain short term liabilities. Technical Ventures will issue approximately 40 million (40,000,000) shares of rule 144 restricted common stock for the purchase. Technical Ventures currently has 76,068,807 shares issued and outstanding. The specific terms of the transaction will be released after the completion of an audit of Amfil Technologies which will run concurrently with the audit of Technical Ventures past due financials. The acquisition transaction will be placed before majority shareholder consideration and comment prior to closing, which is expected before the June 30, 2008 year end of Technical Ventures Inc.

This Form 8-K may  contain  forward  looking  statements  within the  meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995; The actual results could differ materially from those set forth in the forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results, and other risks.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                        TECHNICAL VENTURES INC.
                             (Registrant)

                                        By: /s/Wayne A Doss
                                            -------------------------
                                            Wayne A Doss
                                            President & CEO


Dated: June 4, 2008




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